EXHIBIT10.16
                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of [Closing Date of the Merger], between Adrenalin Interactive, Inc., a Delaware corporation (the "Company") and GEORGE LEE, an individual ("Executive"), with reference to the following.

                                    RECITALS

         A. The Company is hereby defined as the combined corporation after the merger between Adrenalin Interactive, Inc., a Delaware corporation ("Adrenalin"), and McGlen Micro Inc., a California corporation. ("McGlen"), whereby McGlen will be a wholly owned subsidiary of the Company and McGlen's shareholders will own 87.5% of the Company (the "Merger").

         B. The Company is in the business of selling computer components and accessories via internet.

         C. Executive is experienced in the development of start-up and emerging growth companies in the computer industry.

         D. The Company desires to employ Executive as the Chief Executive Officer and Executive desires to accept such employment subject to the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         NOW  THEREFORE,   in  consideration  of  the  foregoing  premises,  the
provisions set forth below, and other good and valuable consideration, the parties agree as follows.

         1. Employment. The Company hereby employs Executive as the Company's Chief Executive Officer and Executive hereby accepts such employment, for the term and subject to the provisions set forth below.

         2. Term. Unless sooner terminated as set forth below, this Agreement shall remain in force for a period of five (5) years (the "Term") commencing on the date hereof. The actual period of time that Executive remains in the employ of the Company pursuant to this Agreement is referred to herein as the "Employment Period."

         3. Duties. During the Employment Period, Executive shall be employed as the Chief Executive Officer of the Company and shall hold such other offices or positions with the Company as may be reasonably requested by the Company from time to time. Executive shall also serve as a member of the Company's Board of Directors if so requested or elected. Executive shall use his reasonable efforts to manage the Company's business and affairs for the maximum benefit of the Company. Nothing in this Agreement shall be construed to prohibit Executive from acting as an officer or director of any other corporation. In addition to the normal duties associated with the position of Chief Executive
Officer of companies of similar size, Executive shall have the following specific duties, which he shall at all times faithfully, industriously and to the best of his ability perform.

                  (b)      To hire and fire employees.

                  (c) To develop business strategy, marketing plans for the Company.

                  (d)      To   employ   such   professionals,   employees   and
                           consultants as are necessary for the development and operation of the Company.

                  (e) To take all actions necessary to successfully operate the Company.

                  (f)      Monitor and supervise the all aspects of the Company.

                  (g)      To maintain public relations with the investors.

                  (h) To represent the Company in handling all matters with the SEC and Nasdaq.


         4.       Compensation.

                  (a) Base Monthly Salary. The Company shall pay Executive a base annual salary of $80,000 (the "Base Salary") during the Employment Period.

                  (b) Vacation. Executive shall be entitled to four weeks paid vacation per year in addition to all holidays recognized by the Company. Executive shall be entitled to accrue vacation or cause the Company to repurchase unused vacation days at the Salary level then applicable.

                  (c) Medical Insurance. The Company shall provide Executive and Executive's spouse and children with medical insurance. At the Company's election, the Company may reimburse Executive for the cost of such insurance obtained by Executive.

                  (d) Expenses. Executive shall be entitled to reimbursement during the Employment Period for travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Executive shall also receive a credit card from the Company to be utilized for expenses incurred by Executive.

                  (e) Automobile. The Company shall provide Executive with an automobile of Executive's choice while Executive serves as President of the

Company. All reasonable costs associated with the use of automobile including insurance, maintenance, fuel, car phone and registration shall be paid by the Company.

         5. Performance-Based Bonus. As additional compensation, Executive shall be entitled to receive an annual bonus (the "Bonus") as is determined by the Board of Directors for each fiscal year based on the Executive's performance.

         6. Stock Option Plan. The Company shall adopt a Stock Option Plan for the benefit of its employees including Executive. As may be determined by the Board of Directors within its discretion, Executive may receive option to purchase shares of the Company's common stock.

         7. Termination. The Employment Period shall be immediately and automatically terminated upon Executive's death. The Employment Period shall also terminate under the following conditions.

                  (a) Termination for Cause. Notwithstanding anything in this Agreement to the contrary, the Company may terminate Executive's employment hereunder at any time if Executive:

                           (i)      Is  convicted  of, or pleads  guilty or nolo
contendere to (i) any felony, or (ii) any misdemeanor involving moral turpitude;

                           (ii)     Commits fraud or dishonesty  with respect to
the business or affairs of the Company and embezzles or misappropriates any of the Company's funds or assets;

                           (iii)    Is in  material  breach  of this  Agreement,
including, without limitation, his insubordination to the Company;

                           (iv)     In  the  reasonable  opinion  of a  licensed
physician or psychiatrist retained by the Company, is substantially unable by reason of drug (including alcohol) abuse or addiction, to reasonably and effectively carry out Executive's duties hereunder for any period of time in excess of Executive's accrued vacation time and sick leave, if any;

                           (v)      Directly causes the material  default of the
Company in performing its obligations under contracts with other persons or business entities intentionally and without authorization; or

                            (vi)    Is  grossly  negligent  with  respect  other
discharge of Executive's duties hereunder.

                  Executive agrees to timely submit to reasonable and necessary medical, physical and psychiatric examination from time to time during the Employment Period to enable the Company to determine if Executive is incompetent or subject to any mental or physical illness or incapacity or to drug abuse or addiction, as contemplated above by paragraphs 8(iii) and 8(iv).

                  (b) By Permanent Disability. The Term of Employment shall terminate, without liability except as provided in this Section 8b, upon the "Permanent Disability" of Executive. "Permanent Disability" shall mean, with respect to Executive, (i) the suffering of any mental or physical illness, disability or incapacity to the extent that Executive shall be unable to perform his duties or (ii) the absence of Executive from his employment by reason of any mental or physical illness, disability or incapacity for a period of three months during any six-month period; provided, however, in either case, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board of Directors. The termination date in the event of a clause (i) of the immediately preceding sentence, shall be the date of determination by the physician, and in the case of clause (ii) of the immediately preceding sentence, the last day of such three-month period. In the case of Permanent Disability, the Company shall promptly pay to Executive (or his representative) the sum of (A) the unpaid Base Salary to which he is entitled pursuant to Section 4(a) through the termination date and (B) the lump sum amount of any unpaid portion of the bonuses to be paid pursuant to Section 5, and all benefits under Executive's Disability Insurance Plan.

                  (c) By The Company Without Cause. The Term may be terminated by the Company without "Cause" provided the Company pays to Executive at the time of termination the full amount of all salary due to Executive through the end of the Term. The Company shall also pay Executive the equivalent of any bonus he would have earned if he had remained employed by the Company, payable at the time such bonus would be earned, plus all unused employment benefits.

         8. Affirmative Covenants. Executive promises and covenants to the Company as follows.

                  (a) Confidentiality; Trade Secrets. Executive acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Executive agrees that during the Term and thereafter:

                           (i)      Executive  shall  use his best  efforts  and
exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including, its data, record, compilations of information, processes, programs know-how, improvements, discoveries, marketing plans, strategies, forecasts, unpublished financial statements, budgets, projections, licenses, prices, costs, files, documents, drawings, memoranda, notes or other documents, whether maintained electronically or in any other manner, relating to the business of the Company or its contractors; (all such information is hereinafter called the "Proprietary Information") other than information known to him before, learned from third parties not associated with the Company or in the public domain;

                           (ii)     Executive  shall  not  disclose  any of such
Proprietary Information, except as may be required in the ordinary course of performing his duties to the Company or any affiliated companies;

                           (iii)    Executive  shall not use the  trade  secrets
and confidential and proprietary information of Executive's previous or present employer to carry out his duties and responsibilities under this Agreement or bring on to the Company's premises or any other property owned by the Company any proprietary information of any other entity, in violation of any prior or present employment, or noncompetition or confidentiality agreement.

          b)      Remedies for Breach of Affirmative Covenants of Executive.

                           (i)      Subject  to  the  limitations   provided  by
applicable law, the covenants set forth in this Section 9 shall continue to be binding upon Executive in accordance with their terms, notwithstanding the termination of his employment with Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and Executive. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants in accordance with their terms; and

                           (ii)     The parties  hereby agree that any breach or
threatened breach of Section 9 of this Agreement will cause substantial and irreparable damage to the other in an amount and of a character difficult to ascertain. Accordingly, for their mutual benefit and to prevent any such breach or threatened breach, and in addition to any other relief to which a party may otherwise be entitled, the non-breaching party shall be entitled to immediate temporary, preliminary and permanent injunctive relief through appropriate legal proceedings, without proof that actual damages have been incurred or may be incurred by such a party with respect to such breach or threatened breach. The parties expressly agree that the party seeking this relief shall not be required to post any bond or other security as a condition to obtaining any injunctive relief pursuant to this Section and each of the parties expressly waive any rights to the contrary.

         (c)      Litigation.

                  Executive agrees that during the Term and thereafter as reasonably requested by the Company, Executive shall do all things, including the giving of evidence in suits and other proceedings, which the Company shall deem reasonably necessary or proper to obtain, maintain, defend or assert rights accruing to the Company during the Term and in connection with which Executive has knowledge, information and expertise.

         (d)     Future Cooperation.

                  The parties hereto agree to cooperate with each other without additional compensation from and after the date hereof, to supply any information and to execute documents reasonably required for the purpose of giving effect to this Agreement, or in connection with the consummation of any actions contemplated hereby.

         9. Representations and Warranties of Executive. Executive represents and warrants to the Company that: (i) Executive is under no contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of Executive's duties hereunder or any of the rights of the Company hereunder; and (ii) Executive is under no physical or mental disability that would impair the performance of Executive's duties under this Agreement.

         10. Key Person Insurance. The Company may at any time and from time to time obtain such life and health insurance policies ensuring the life or health of Executive in such amounts and with such insurers (collectively, "Executive Insurance") as the Company, in its sole discretion, deems appropriate. The Company shall have the right to all benefits payable pursuant to any Executive Insurance obtained by the Company, including without limitation, the sole right to designate the beneficiary of all such Insurance. Executive agrees to cooperate with the Company if the Company elects to obtain any Executive Insurance from time to time, including without limitation, timely submitting to medical/physical examinations and assisting the Company with the preparation of insurance applications.

         11. Indemnification. The Company shall indemnify, defend and hold Executive harmless for, from and against any and all liability of any kind or nature resulting from or related to Executive's employment with the Company, and/or any prior business deals entered into by Executive.

         12. Notices. All notices, requests, demands or other communication (collectively, "Notice") given to any party pursuant to this Agreement shall not be effective unless given in writing and addressed to the parties at their respective addresses as set forth below.

                  If to the Company:                 Adrenalin Interactive, Inc.
                                                     3002 Dow Avenue
                                                     Tustin, California 92780
                                                     Telephone: (949) 851-8078

                  If to Executive:                   GEORGE LEE
                                                     18600 Jamboree Road
                                                     Suite 310
                                                     Irvine, California 92612
                                                     Telephone: (949) 833-0961

Notice shall be deemed duly given when delivered personally or by telegram, telex or courier, or, if mailed, 48 hours after deposit in the United States mail, certified mail, postage pre-paid. The addresses of the parties for the purpose of providing Notice pursuant to this paragraph may be changed from time to time by Notice to the other party duly given in the foregoing manner.

         13. Governing Law; Disputes. This Agreement will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute or proceeding concerning this Agreement will be resolved by binding arbitration to be held in Orange County, California. Any party may demand arbitration through written notice sent by certified mail to the other (an "Arbitration Demand"). Within fifteen (15) days after the date that the Arbitration Demand is first mailed, each of the parties will confer to select a mutually acceptable arbitrator from the Judicial Arbitration and Mediation

Service ("JAMS"). If the arbitrator so selected is unavailable, the parties will confer to select another arbitrator. If the parties cannot mutually agree to the selection of an arbitrator, or if one party refuses to participate in the selection process, JAMS will appoint an arbitrator. The arbitrator will be governed by the provisions of this Agreement rather than the rules of JAMS.

                  If JAMS is unable or unwilling to select an arbitrator, the Presiding Judge of the Orange County Superior Court will select an arbitrator upon the request of either party, and such selection will be binding on the parties. The arbitrator so selected will schedule the arbitration hearing within sixty (60) days after he or she is first selected. The parties will be permitted written discovery and one deposition each. The arbitrator will have authority to enter a binding judgment even if the parties do not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just or appropriate, provided that such remedy or relief is within the scope of this Agreement.

                  All fees and expenses of the arbitration will be paid equally by the parties participating in the arbitration. At the conclusion of the arbitration, the arbitrator will award the prevailing party reasonable costs and Attorneys' Fees, including all arbitration costs. If the arbitration award is made, the prevailing party may convert the award into a judgment and execute upon that judgment.

         14. Attorneys' Fees. If any arbitration, litigation, action, suit or other proceedings is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitioner therefrom. As used in this Agreement, Attorneys' Fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         15. Amendments/Waivers. This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any action for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

         16. Counterparts.   This  Agreement  may be  executed  in any number of
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         17. Severability. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement and, wherever possible, intent shall be given to the invalid or unenforceable provision.

         18. Entire Agreement. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

         19. Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

         20. Assignment. Neither this Agreement, nor any interest herein, shall be assignable (voluntarily, involuntarily, by judicial process or otherwise) Executive to any person or entity without the prior written consent of the Company. Any attempt to assign this Agreement without such consent shall be void and, at the option of the Company, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.

         21. Successors. Subject to the foregoing paragraph, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

         22. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

         23. Benefit of Agreement. This Agreement is for the sole and exclusive benefit of the signators hereto and nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable right, claim or remedy.

         24. Limitation on Actions. Any claim, dispute, controversy or action for breach relative to this Agreement must be brought and legal process or arbitration, as the case may be, initiated within one year after the cause of action for such claim first accrued or the breach first occurred, whichever is sooner.

         25. Miscellaneous. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day," "month," or "year" shall be deemed to be a reference to a calendar day, month or year, as the case may be. All cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other agreement or document.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                      "EXECUTIVE"

                                      GEORGE LEE, an individual



                                      "THE COMPANY"

                                      ADRENALIN INTERACTIVE, INC.,
                                      a Delaware corporation

                                      By:/s/ George Lee
                                      -----------------
                                            George Lee,
                                            Chief Executive Officer



                                      By:/s/ Mike Chen
                                      ----------------
                                             Mike Chen, President